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                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

Advanced Nutraceuticals, Inc.
106 South University Blvd., Unit 14
Denver, CO 80209

We have issued our report dated December 26, 2001, accompanying the consolidated financial statements included in the Annual Report of Advanced Nutraceuticals, Inc. on Form 10-K for the year ended September 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement for Advanced Nutraceuticals, Inc. (the successor to Nutrition For Life International, Inc.) on Form S-8 (File No. 33-99366, effective December 5,
1995).

Grant Thornton LLP
Houston, Texas
December 26, 2001